UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 3, 2005
(Date of Earliest Event Reported)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	0-24218 (Commission File Number)	95-4782077 (IRS Employer Identification Number)

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6922 Hollywood Boulevard
12th Floor
Los Angeles, California 90028
(Address of principal executive offices) (Zip Code)

(323) 817-4600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     |_|         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     |_|         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        On January 3, 2005, Gemstar-TV Guide International, Inc. (the “Company”) issued a press release announcing that it has reached agreements to settle the following legal actions involving the Company: (i) the case captioned State of New Jersey, Department of the Treasury, Division of Investment v. Gemstar-TV Guide International Inc., et al.; (ii) the case captioned Silvertree Capital LLC v. Gemstar-TV Guide International, Inc., et al.; and (iii) the four consolidated shareholder derivative lawsuits in which the Company, certain directors and executive officers, and others were sued in the cases captioned Priebe, et al., v. Boylan, et al., and related actions, and Brad Knowles v. Henry C. Yuen, et al. (collectively, the “Derivative Actions”). A copy of the press release is attached hereto as Exhibit 99.1. The settlement of the Derivative Actions, which includes the payment of plaintiffs’ attorneys’ fees by the Company and the implementation of certain corporate governance provisions, remains subject to approval from the appropriate courts. The foregoing summary is qualified in its entirety by reference to the text of the settlement agreement, a copy of which is attached hereto as Exhibit 99.2. The Company’s previously established reserves for these cases are expected to be sufficient for payment of the agreed upon settlement amounts. The Company will not admit any wrongdoing in settling the cases.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

         Exhibit
         Number                Description

             99.1               Press Release dated January 3, 2005.
             99.2               Settlement Agreement between the Company and the plaintiffs in the actions set forth on Exhibit A thereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMSTAR-TV GUIDE INTERNATIONAL, INC. By: /s/ Stephen H. Kay —————————————— Stephen H. Kay Executive Vice President, General Counsel and Secretary

Date:  January 3, 2005

EXHIBIT INDEX

         Exhibit
         Number                Description

             99.1               Press Release dated January 3, 2005.
             99.2               Settlement Agreement between the Company and the plaintiffs in the actions set forth on Exhibit A thereto.